     As filed with the Securities and Exchange Commission on April 11, 2001
                                                        Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 -------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           the Securities Act of 1933
                                 -------------
                                ARCH COAL, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                    43-0921172
(State or other jurisdiction or                     (I.R.S. Employer
incorporation or organization)                    Identification No.)

                            CityPlace One, Suite 300
                           St. Louis, Missouri 63141
                                 (314) 994-2700
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Robert G. Jones
               Vice President--Law, General Counsel and Secretary
                                Arch Coal, Inc.
              CityPlace One, Suite 300, St. Louis, Missouri 63141
                                 (314) 994-2700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                                 Ronald D. West
                           Kirkpatrick & Lockhart LLP
                             H. W. Oliver Building
             535 Smithfield Street, Pittsburgh, Pennsylvania 15222
                                 (412) 355-6500
                                 -------------
  Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE
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--------------------------------------------------------------------------------

                                            Proposed       Proposed
                                            Maximum         Maximum
 Title of each Class of    Amount to be  Offering Price    Aggregate      Amount of
       Securities           Registered      Per Unit    Offering Price   Registration
  to be Registered (1)        (2)(3)         (3)(4)           (5)            Fee
-------------------------------------------------------------------------------------
 Debt Securities, Debt
  Warrants, Preferred
  Stock, Preferred Stock
  Warrants, Depositary
  Shares, Common Stock
  and related Rights(6)
  and Common Stock
  Warrants..............                                $750,000,000(7)    $187,500
-------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) This registration statement also covers (i) debt securities, preferred stock and common stock and related rights which may be issued upon exercise of securities warrants and (ii) such indeterminate amount of securities as may be issued in exchange for or upon conversion of, as the case may be, the securities registered hereunder. In addition, any other securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2) In no event will the aggregate initial offering price of debt securities, debt warrants, preferred stock, depositary shares, preferred stock warrants, common stock and related rights and common stock warrants issued under this registration statement exceed $750,000,000, or the equivalent thereof in one or more foreign currencies or composite currencies.
(3) Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933.
(4) The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with, and at the time of, the issuance by the registrant of the securities registered hereunder.
(5) Estimated solely for the purposes of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(6) The related rights will not be exercisable or evidenced separately from the common stock prior to the occurrence of certain events.
(7) In U.S. dollars or the equivalent thereof in one or more foreign currencies or composite currencies, including European Monetary Units.
                                 -------------
  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               INTRODUCTORY NOTE

        This Registration Statement contains a form of base prospectus relating to debt securities, preferred stock, depositary shares, common stock and warrants.

        To the extent required, the information in the prospectus, including financial information, will be updated at the time of each offering. Upon each such offering, a prospectus supplement to the base prospectus will be filed.

                                  PROSPECTUS

                                 $750,000,000

                                Arch Coal, Inc.

                                Debt Securities

                                Preferred Stock

                               Depositary Shares

                                 Common Stock

                                   Warrants

                                ---------------

      We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

      See "Risk Factors" and other information included or incorporated by reference in this prospectus and any prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in our securities.

      We may use this prospectus to offer up to $750,000,000 of securities.

      Arch Coal common stock is traded on the New York Stock Exchange under the symbol "ACI".

      This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

                                ---------------

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                ---------------

                The date of this prospectus is April   , 2001.

                               TABLE OF CONTENTS

SUMMARY.....................................................................   1
RISK FACTORS................................................................   3
FORWARD LOOKING STATEMENTS..................................................   9
RATIOS OF EARNINGS TO FIXED CHARGES.........................................   9
USE OF PROCEEDS.............................................................   9
DESCRIPTION OF DEBT SECURITIES..............................................  10
DESCRIPTION OF PREFERRED STOCK..............................................  19
DESCRIPTION OF COMMON STOCK.................................................  21
DESCRIPTION OF DEPOSITARY SHARES............................................  21
DESCRIPTION OF SECURITIES WARRANTS..........................................  23
DESCRIPTION OF CAPITAL SECURITIES...........................................  24
SELLING STOCKHOLDERS........................................................  27
PLAN OF DISTRIBUTION........................................................  27
LEGAL MATTERS...............................................................  28
EXPERTS.....................................................................  28

                                    SUMMARY

                                Arch Coal, Inc.

      We are one of the largest coal producers in the United States. We mine, process and market compliance and low-sulfur coal from mines located in both the eastern and western United States, enabling us to ship coal cost-effectively to most of the major domestic coal-fired electric generation facilities. As of December 31, 2000, we had 28 operating mines and controlled approximately 3.37 billion tons of proven and probable coal reserves, of which approximately 1.90 billion tons were assigned reserves and 1.47 billion tons were unassigned reserves. We sell substantially all of our coal to producers of electric power.

      Our principal executive office is located at CityPlace One, Suite 300, St. Louis, Missouri 63141, and our telephone number is (314) 994-2700.

                             About This Prospectus

      This prospectus is part of a registration statement (No. 333-   ) that we
filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may offer from time to time up to $750 million of any of the securities described in this prospectus. In addition, under this shelf process, one or more selling stockholders may sell our common stock in one or more offerings, which would reduce the aggregate dollar amount of securities that we may offer. This prospectus provides you with a general description of the securities we or such selling stockholders may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus.

      We may use this prospectus to offer the following securities:

    .  Debt securities;

    .  Preferred stock;

    .  Depositary shares;

    .  Common stock; and

    .  Warrants.

      To understand the terms of our securities, you should carefully read this document with the attached prospectus supplement which together give the specific terms of the securities we are offering. You should also read the documents we have referred to you in "Where You Can Find More Information About Arch Coal" below for information about our company, including our financial statements.

              Where You Can Find More Information About Arch Coal

      We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

      The SEC allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities:

          (a) Annual Report on Form 10-K for the year ended December 31,
    2000;

          (b) Current Report on Form 8-K dated March 28, 2001;

          (c) The description of our common stock, par value $.01 per share, set forth in the registration statement on Form 8-B dated June 17, 1997; and

          (d) The description of our preferred stock purchase rights set forth in the registration statement on Form 8-A dated March 9, 2000.

      You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

                            External Affairs
                            Arch Coal, Inc.
                            City Place One, Suite 300
                            St. Louis, MO 63141
                            telephone: (314) 994-2700
                            facsimile: (314) 994-2878

      You should rely only on the information incorporated by reference or provided in this prospectus or the prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the prospectus supplement is accurate as of any date other than the date on the front of the document.

                                  RISK FACTORS

      Investing in our securities will be subject to risks, including risks inherent in our business. The value of your investment may increase or decline and could result in a loss. You should carefully consider the following factors as well as other information contained and incorporated by reference in this prospectus, together with any added, updated or changed information included in the prospectus supplement, before deciding to invest in our securities.

We have a substantial amount of debt relative to our equity capitalization, which limits our flexibility and imposes restrictions on us, and a downturn in economic or industry conditions may materially affect our ability to meet our future debt service and liquidity needs.

      We will have significant debt service obligations, and the terms of our credit agreements limit our flexibility and impose a number of restrictions upon us. We have significant lease and royalty obligations. We are required to make aggregate principal payments on our indebtedness of $33.6 million in 2001, $60.5 million in 2002, $1.1 billion in 2003, $0.6 million in each of 2004 and 2005 and $2.9 million, in the aggregate, thereafter. Our ability to satisfy our debt service and lease and royalty obligations, and our ability to effect any refinancing of our indebtedness, will depend upon our future operating performance, which will be affected by prevailing economic conditions in the markets that we serve and financial, business and other factors, many of which are beyond our control. We may be unable to generate sufficient cash flow from operations and future borrowings or other financing may be unavailable in an amount sufficient to enable us to fund our debt service, lease and royalty payment obligations or our other liquidity needs.

      Our relative amount of debt and the terms of our credit agreements could have material consequences to our business, including, but not limited to:

    . making it more difficult for us to satisfy our debt covenants and debt service, lease payment and other obligations;

    . making it more difficult for us to pay quarterly dividends as we have in the past;

    . increasing our vulnerability to general adverse economic and industry conditions;

    . limiting our ability to obtain additional financing to fund future acquisitions, working capital, capital expenditures or other general corporate requirements;

    . reducing the availability of cash flow from operations to fund acquisitions, working capital, capital expenditures or other general corporate purposes;

    . limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we compete; and

    . placing us at a competitive disadvantage when compared to competitors with less relative amounts of debt.

      A significant portion of our debt bears interest at variable rates that are linked to short-term interest rates. If interest rates rise, our costs relative to those obligations would also rise.

We have experienced operating and net losses, which may continue or reoccur in the future.

      Because the coal mining industry is subject to significant regulatory oversight, and due to the continuing possibility of adverse pricing trends or other industry trends beyond our control, we may suffer losses in the future if legal and regulatory rulings, mine idlings and closures, adverse pricing trends or other factors continue to affect our ability to mine and sell coal profitably.

We may be unable to comply with restrictions imposed by our credit facilities and other debt agreements, which could result in a default under these agreements, enabling lenders to declare amounts borrowed due and payable or otherwise result in unanticipated costs.

      The agreements governing our outstanding debt impose a number of restrictions on us. For example, the terms of our credit facilities and leases contain financial and other convenants that create limitations on our ability to, among other things, effect acquisitions or dispositions and borrow additional funds, and require us to, among other things, maintain various financial ratios and comply with various other financial covenants. Our ability to comply with these restrictions may be affected by events beyond our control and, as a result, we may be unable to comply with these restrictions. A failure to comply with these restrictions could result in an event of default under these agreements. In the event of a default, our lenders could terminate their commitments to us and declare all amounts borrowed, together with accrued interest and fees, immediately due and payable. If this were to occur, we might not be able to pay these amounts, or we might be forced to seek an amendment to our debt agreements which could make the terms of these agreements more onerous for us.

An adverse decision in pending litigation could result in the permanent closure of all or a portion of our mining operations in West Virginia, which would cause our profitability to materially decline and could cause our stock price to decline.

      As a result of litigation, a federal district court injunction prohibiting the West Virginia Division of Environmental Protection from issuing permits for our Dal-Tex mine to use valley fill mining techniques resulted in the shutdown of this mine in July 1999. A subsequent order prohibits the construction or expansion of a valley fills in West Virginia. Valley fill or mountaintop mining techniques used in Central Appalachia involve the creation of large, engineered works into which excess earth and rock extracted during surface mining are placed. The plaintiffs in the litigation alleged, among other things, that the issuance of mining permits without the preparation of an environmental impact statement, or EIS, that would evaluate the environmental effects of mountaintop mining and the construction of valley fills violated environmental laws. We have appealed the order specific to our Dal-Tex operations, and we, the West Virginia Division of Environmental Protection and others have appealed the broader order concerning valley fills. Because it is not financially viable for coal producers to operate some mining properties without valley fills, if the appeals court agrees with the district court, we and other coal producers in West Virginia may be forced to close all or a portion of our mining operations in West Virginia, to the extent that those operations are dependent on the use of valley fills. If we permanently close these operations in West Virginia, our profitability will decline because we will record various charges in connection with the closures. We will also experience a loss of revenue from these operations. If the district court decision is overturned, then a settlement agreement entered into between the parties will require the preparation of an EIS prior to the issuance of permits for the construction of valley fills. The preparation of these statements is time-consuming and is sometimes the subject of litigation. As a result, even if the district court decision is overturned, we do not expect to re-open our Dal-Tex mining operation for several months at the earliest, subject to then-existing market conditions.

New environmental regulations governing coal-fired electric generating plants could reduce the demand for coal as a fuel source and affect the volume of our sales.

      Several new environmental regulations require a reduction in nitrogen oxide emissions generated by coal-fired electric generating plants. Substantially all of our revenues from sales of coal in the year ended December 31, 2000 were from sales to generators operating these types of plants. Enforcement actions against a number of these generators, which include some of our customers, and proposed legislation ultimately may require additional reductions in nitrogen oxide emissions. The Environmental Protection Agency is also considering regulations that would require reductions in mercury emissions from coal-fired electric generating plants. To comply with these regulations and enforcement actions, these generators may choose to switch to other fuels that generate less of these emissions, such as natural gas or oil.

Because our industry is highly regulated, our ability to conduct mining operations is restricted and our profitability may decline.

      Federal, state and local governmental authorities regulate the coal mining industry on matters as diverse as employee health and safety, air quality standards, water pollution, groundwater quality and availability, plant and wildlife protection, the reclamation and restoration of mining properties, the discharge of materials into the environment and surface subsidence from underground mining. In addition, federal legislation mandates benefits for various retired coal miners represented by the United Mine Workers of America. These regulations and legislation have had, and will continue to have, a significant effect on our costs of production and competitive position. Further regulations, legislation or orders may also cause our sales or profitability to decline by hindering our ability to continue our mining operations, by increasing our costs or by causing coal to become a less attractive fuel source.

      Mining companies must obtain numerous permits that strictly regulate environmental and health and safety matters in connection with coal mining. Regulatory authorities exercise considerable discretion in the timing of permit issuance. Also, private individuals and the public at large possess rights to comment on and otherwise engage in the permit process, including through intervention in the courts. As described above, we shut down our Dal-Tex mining operation in West Virginia in July 1999 as a result of legal action preventing the issuance of permits necessary for those operations. Accordingly, the permits we need for our mining operations may not be issued, or if issued, may not be issued in a timely fashion, or may involve requirements that may be changed or interpreted in a manner which restricts our ability to conduct our mining operations or to do so profitably.

Our profitability may be adversely impacted by unanticipated mine operating conditions and other factors that are not within our control, which could cause our quarterly or annual results to decrease and our stock price to decline.

      Our mining operations are inherently subject to changing conditions that can affect levels of production and production costs at particular mines for varying lengths of time and can result in decreases in our profitability. Weather conditions, equipment replacement or repair, fires, variations in thickness of the layer, or seam, of coal, amounts of overburden, rock and other natural materials and other geological conditions have had, and can be expected in the future to have, a significant impact on our operating results. In addition, a prolonged disruption of production at any of our principal mines, particularly our Mingo Logan operation in West Virginia, would result in a decrease, which could be material, in our revenues and profitability. Other factors affecting the production and sale of our coal that could result in decreases in our profitability include:

  . expiration or termination of, or sales price redeterminations or suspension of deliveries under, coal supply agreements;

  .  disruption or increases in the cost of transportation services;

  .  changes in laws or regulations, including permitting requirements;

  .  litigation;

  .  the timing and amount of insurance recoveries;

  .  work stoppages or other labor difficulties;

  .  mine worker vacation schedules and related maintenance activities; and

  .  changes in coal market and general economic conditions.

      Decreases in our profitability as a result of the factors described above could adversely impact our quarterly or annual results materially. Any adverse impact on our operating results could cause our stock price to decline substantially, particularly if the results are below research analyst or investor expectations.

Intense competition and excess industry capacity in the coal producing regions in which we operate has adversely affected our revenues and profitability and may continue to do so in the future.

      The coal industry is intensely competitive, primarily as a result of the existence of numerous producers in the coal producing regions in which we operate, and a number of our competitors have greater financial resources than we do. We compete with several major coal producers in the Central Appalachian and Powder River Basin areas. We also compete with a number of smaller producers in those and our other market regions. We are subject to the risk of reduced profitability as a result of excess industry capacity, which has occurred in the past, and which results in reduced prices for our coal.

The demand for and pricing of our coal is greatly influenced by consumption patterns of the domestic electric generation industry, and any reduction in the demand for our coal by this industry may cause our profitability to decline.

      Demand for our coal and the prices that we will be able to obtain for our coal are closely linked to coal consumption patterns of the domestic electric generation industry, which has accounted for approximately 90% of domestic coal consumption in recent years. These coal consumption patterns are influenced by factors beyond our control, including the demand for electricity, which is significantly dependent upon summer and winter temperatures in the United States, government regulation, technological developments and the location, availability, quality and price of competing sources of coal, alternative fuels such as natural gas, oil, and nuclear, and alternative energy sources such as hydroelectric power. Demand for our low-sulfur coal and the prices that we will be able to obtain for it will also be affected by the price and availability of high-sulfur coal, which can be marketed in tandem with emissions allowances in order to meet federal Clean Air Act requirements. Any reduction in the demand for our coal by the domestic electric generation industry may cause our profitability to decline.

Deregulation of the electric utility industry may cause our customers to be more price-sensitive in purchasing coal, which could cause our profitability to decline.

      Electric utility deregulation is expected to provide incentives to generators of electricity to minimize their fuel costs and is believed to have caused electric generators to be more aggressive in negotiating prices with coal suppliers. To the extent utility deregulation causes our customers to be more cost sensitive, deregulation may have a negative effect on our profitability.

Our profitability may be adversely affected by the renegotiation, termination or expiration of favorable long-term coal supply contracts.

      We sell a substantial portion of our coal under long-term coal supply agreements, which are contracts with a term greater than 12 months. In 2000, sales of coal under long-term contracts accounted for approximately 78% of our total revenues. As a consequence, we may experience fluctuations in operating results due to the expiration or termination of, or sales price redeterminations or suspensions of deliveries under, these coal supply agreements. In addition, the increasingly short terms of sales contracts and the consequent absence of price adjustment provisions in such contracts make it more likely that we will not be able to recover inflation related increases in mining costs during the contract term through a later price adjustment. Some of these contracts include pricing which is above, and, in some cases, materially above, current market prices. We currently supply coal under long-term coal supply contracts with one customer which have price renegotiation or modification provisions that take effect in mid-2001. The prices for coal shipped under these contracts are materially above the current market price for similar type coal. For the year ended December 31, 2000, approximately $18.4 million of our operating income related to these contracts. We expect income from operations to be reduced by approximately one-half of the operating income attributable to these contracts in 2001, and by the full amount of this operating income in 2002. These amounts are predicated on current market pricing and will change with market conditions. Some price adjustment provisions permit a periodic decrease in the contract price to reflect decreases in production costs, including those related to technological improvements, changes in specified indices or items such as taxes or royalties. Price renegotiation or modification provisions may provide for downward adjustments in the contract price based on market factors.

      We have also renegotiated some contracts to change the contract term or accommodate adverse market conditions such as decreasing coal spot market prices. New nitrous oxide emission limits could also result in price adjustments, or could force electric generators to terminate or modify long-term contracts. Other short- and long-term contracts define base or optional tonnage requirements by reference to the customer's requirements, which may change as a result of factors beyond our, and in some instances, the customer's control, including utility deregulation. If the parties to any long-term contracts with us were to modify, suspend or terminate those contracts, our profitability would decline to the extent that we are unable to find alternative customers at a similar or higher level of profitability.

Because our profitability is substantially dependent on the availability of an adequate supply of coal reserves that can be mined at competitive costs, the unavailability of these types of reserves would cause our profitability to decline.

      Our profitability depends substantially on our ability to mine coal reserves that have the geological characteristics that enable them to be mined at competitive costs. Replacements reserves may not be available when required or, if available, may not be capable of being mined at costs comparable to those characteristic of the depleting mines. We have in the past, and will in the future, acquire coal reserves for our mine portfolio from third parties. We may not be able to accurately assess the geological characteristics of any reserves that we acquire, which may adversely affect our profitability and financial condition. Exhaustion of reserves at particular mines also may have an adverse effect on our operating results that is disproportionate to the percentage of overall production represented by such mines.

Disruption in or increased costs of transportation services could adversely affect our profitability.

      The coal industry depends on rail, trucking and barge transportation to deliver shipments of coal to customers, and transportation costs are a significant component of the total cost of supplying coal. Disruptions of these transportation services could temporarily impair our ability to supply coal to our customers and thus adversely affect our business and the results of our operations. In addition, increases in transportation costs, or changes in costs relative to transportation costs for coal produced by our competitors or of other fuels, could adversely affect our profitability.

We face numerous uncertainties in estimating our economically recoverable coal reserves, and inaccuracies in our estimates could result in lower than expected revenues, higher than expected costs and decreased profitability.

      The coal reserve information included or incorporated in this prospectus has not been audited by an independent expert. We base our reserve information on geological data assembled and analyzed by our staff which includes various engineers and geologists, and outside firms. The reserve estimates are annually updated to reflect production of coal from the reserves and new drilling or other data received. There are numerous uncertainties inherent in estimating quantities of recoverable reserves, including many factors beyond our control. Estimates of economically recoverable coal reserves and net cash flows necessarily depend upon a number of variable factors and assumptions, such as geological and mining conditions, which may not be fully identified by available exploration data or may differ from experience in current operations, historical production from the area compared with production from other producing areas, the assumed effects of regulation by governmental agencies and assumptions concerning coal prices, operating costs, severance and excise tax, development costs and reclamation costs, all of which may vary considerably from actual results.

      For these reasons, estimates of the economically recoverable quantities attributable to any particular group of properties, classifications of reserves based on risk of recovery and estimates of net cash flows expected therefrom prepared by different engineers or by the same engineers at different times may vary substantially. Actual coal tonnage recovered from identified reserve areas or properties, and revenues and expenditures with respect to our reserves, may vary from estimates, and these variances may be material. These estimates thus may not accurately reflect our actual reserves.

Defects in title or loss of any leasehold interests in our properties could limit our ability to mine these properties or result in significant unanticipated costs.

      We conduct a significant part of our mining operations on properties that we lease. The loss of any lease could adversely affect our ability to mine the associated reserves. Because title to most of our leased properties and mineral rights is not usually verified until we make a commitment to develop a property, which may not occur until after we have obtained necessary permits and completed exploration of the property, our right to mine some of our reserves has in the past, and may again in the future, be adversely affected if defects in title or boundaries exist. In order to obtain leases or mining contracts to conduct our mining operations on property where these defects exist, we have had to, and may in the future have to, incur unanticipated costs. In addition, we may not be able to successfully negotiate new leases or mining contracts for properties containing additional reserves or maintain our leasehold interests in properties where we have not commenced mining operations during the term of the lease.

Agreements entered into in connection with the acquisition of our reserves and mining facilities in the western United States contain limitations on our ability to manage these operations exclusively and could subject us to significant indemnification obligations.

      Our affiliate, Arch Western Resources, LLC, is the owner of reserves and mining facilities in the western United States. The agreement under which Arch Western was formed provides that one of our subsidiaries, as the managing member of Arch Western, generally has exclusive power and authority to conduct, manage and control the business of Arch Western. However, consent of ARCO, the other member of Arch Western, would generally be required in the event that Arch Western proposes to make a distribution, incur indebtedness, sell properties or merge or consolidate with any other entity if, at that time, Arch Western has a debt rating less favorable than specified ratings from Moody's Investors Service or from Standard & Poor's or fails to meet specified indebtedness and interest ratios.

      In connection with the Arch Western acquisition, we entered into an agreement under which we agreed to indemnify ARCO against specified tax liabilities in the event that these liabilities arise as a result of actions taken prior to June 1, 2013, including the sale or other disposition of specified properties of Arch Western, the repurchase of some equity interests in Arch Western by Arch Western or the reduction under some circumstances of indebtedness incurred by Arch Western in connection with the Arch Western acquisition. Depending on the time at which any indemnification obligation were to arise, it could impact our profitability for the period in which it arises.

      The membership interests in Canyon Fuel Company, LLC, which operates three coal mines in Utah, are owned 65% by Arch Western and 35% by a subsidiary of ITOCHU Corporation of Japan. The agreement which governs the management and operations of Canyon Fuel provides for a management board to manage the business and affairs of Canyon Fuel. Some major business decisions concerning Canyon Fuel require the vote of 70% of the membership interests and therefore limit our ability to make these decisions. These decisions include admission of additional members; approval of annual business plans; the making of significant capital expenditures; sales of coal below specified prices; agreements between Canyon Fuel and any member; institution or settlement of litigation; a material change in the nature of Canyon Fuel's business or a material acquisition; the sale or other disposition, including by merger, of assets other than in the ordinary course of business; incurrence of indebtedness; entering into leases; and the selection and removal of officers. The Canyon Fuel agreement also contains restrictions on the transfer of our membership interest in Canyon Fuel.

Our stockholder rights plan and amended charter documents may make it harder for others to obtain control of us even though some stockholders might consider such a development favorable, which may adversely affect our stock price.

      Our stockholder rights plan and provisions of our amended and restated certificate of incorporation and our by-laws, may delay, inhibit or prevent someone from gaining control of us through a tender offer, business combination, proxy contest or some other method even if some of our stockholders might believe a change in control is desirable. See '"Description of Capital Securities" for a description of our rights plan and these charter and by-law provisions.

                           FORWARD LOOKING STATEMENTS

      This prospectus, including the information incorporated by reference herein, information included in or incorporated by reference from future filings by us with the SEC, as well as information contained in written material, press releases and oral statements issued by us or on our behalf, contains, or may contain, certain statements that may be deemed to be "forward-looking statements" under applicable provisions of the federal securities laws. Such "forward-looking statements" include information relating to, among other matters, our future prospects, developments and business strategies for our operations. These forward-looking statements are identified by their use of terms and phrases such as "estimate", "expect", "anticipate", "intend", "believe", and similar terms and phrases. These statements are based on certain assumptions and analyses made by us in light of our experience and perception of historical trends, current conditions, expected future developments and other factors that we believe are appropriate under the circumstances, and involve risks and uncertainties that may cause actual future activities and results of operations to be materially different from those suggested or described in this prospectus or in such other documents. These risks include, but are not limited to, the risks described in our Annual Report on Form 10-K for the year ended December 31, 2000 filed with the SEC on March 16, 2001, which is incorporated by reference in this prospectus, and any risks that may be described from time to time in our filings with the SEC or in any prospectus supplement relating to specific offerings of securities.

                      RATIOS OF EARNINGS TO FIXED CHARGES

      The following table sets forth the ratios of earnings to fixed charges for Arch Coal:

                                                        Year Ended December 31,
                                                        ------------------------
                                                        1996 1997 1998 1999 2000
                                                        ---- ---- ---- ---- ----
Ratio of earnings to fixed charges..................... 3.76 3.04 2.29   *  1.77

--------
*  Fixed charges exceeded earnings (as defined below) by $327.0 million.

      The above ratios are computed on a total enterprise basis including our consolidated subsidiaries, plus our share of significant affiliates accounted for on the equity method that are 50% or greater owned or whose indebtedness has been directly or indirectly guaranteed by us. Earnings consist of income
(loss) from continuing operations before income taxes and are adjusted to include fixed charges (excluding capitalized interest). Fixed charges consist of interest incurred on indebtedness, the portion of operating lease rentals deemed representative of the interest factor and the amortization of debt expense.

      In 1999, our losses were primarily attributable to a write-down of the carrying value of some of our operating assets and coal reserves.

                                USE OF PROCEEDS

      We will use the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes, unless we specify otherwise in the applicable prospectus supplement. General corporate purposes may include additions to working capital, capital expenditures, stock redemption, repayment of debt or the financing of possible acquisitions. Pending these uses, we expect to invest the net proceeds in short-term, interest-bearing securities. We will not receive any of the proceeds from the sale of common stock by any selling stockholder.

                         DESCRIPTION OF DEBT SECURITIES

      The following description sets forth the general terms and provisions that could apply to the debt securities. Each prospectus supplement will state the particular terms that actually will apply to the debt securities offered by the supplement.

      The debt securities will be either senior debt securities or subordinated debt securities. Unless the applicable prospectus supplement states otherwise, senior securities will be issued under an indenture between us and The Bank of New York Company, Inc., as trustee. Subordinated securities will be issued under a separate indenture between us and a commercial bank to be selected as trustee. The senior indenture and the subordinated indenture are together called the "indentures".

      The following summary of selected provisions of the indentures is not complete. You should refer to the senior indenture and the subordinated indenture, copies of which will be incorporated by reference into this prospectus, for more detailed information.

General

      Neither indenture will limit the aggregate principal amount of debt securities that we may issue under that indenture. The debt securities may be issued in one or more series as we may authorize at various times. All debt securities will be unsecured. The senior securities will have the same rank as all of our other unsecured and unsubordinated debt. The subordinated securities will be subordinated to superior indebtedness as described in the "Subordinated Securities" section below. The senior securities and subordinated securities may be combined into one series or offered separately. The prospectus supplement relating to the particular series of debt securities being offered will specify the amounts, prices and terms of those debt securities. These terms may include:

    . the title and any limit on the aggregate principal amount of the debt securities;

    . the price (expressed as a percentage of the total principal amount) at which such debt securities will be issued;

    . the date or dates on which the debt securities will mature or the method by which such dates can be determined;

    . if the debt securities will bear interest, the annual interest rate or rates (which may be fixed or variable), or the method of determining the interest rate or rates; the date or dates from which any interest will accrue, the interest payment dates on which any interest will be payable, the record dates for those interest payment dates and the basis upon which interest shall be calculated if other than that of a 360 day year of twelve 30-day months;

    . the currency or currencies or units of two or more currencies in which the debt securities are denominated and principal and interest may be payable, and for which the debt securities may be purchased, which may be in United States dollars, a foreign currency or currencies or units of two or more foreign currencies;

    . whether such debt securities are to be senior securities or subordinated securities;

    .  any redemption or sinking fund terms;

    . any events of default or covenants with respect to the debt securities of a particular series, if not set forth in this prospectus;

    . whether the debt securities will be issued as registered securities or as bearer securities and, if in registered form, the denominations of the debt securities if other than $1,000 and multiples of $1,000;

    . whether the debt securities are to be issued in whole or in part in the form of one or more global securities and the depositary for the global security or securities;

    . the date or dates on which the principal of and any premium on the debt securities will be payable or the method for determining the date or dates;

    . the place or places where payments on the debt securities will be made and the debt securities may be surrendered for registration of transfer or exchange;

    . whether the debt securities will be issued in certificated or book-entry form;

    . the applicability of the defeasance and covenant defeasance provisions of the applicable indenture;

    . whether the debt securities will be convertible into shares of common stock and/or exchangeable for other securities and, if so, the terms and conditions upon which the debt securities will be so convertible or exchangeable; and

    . any other terms of the series, which will not conflict with the terms of applicable indenture.

      Principal, any premium and any interest will be payable and the debt securities will be transferable at the corporate trust office of the appropriate trustee, unless we specify otherwise in the accompanying prospectus supplement. At our option, however, payment of interest may be made by check mailed to the registered holders of the debt securities at their registered addresses.

      We will issue the debt securities in fully registered form without coupons unless the applicable prospectus supplement provides for an issuance to be in bearer form with or without coupons. Unless we specify otherwise in the applicable prospectus supplement, we will issue debt securities denominated in U.S. dollars in denominations of $1,000 or multiples of $1,000 for registered securities and in denominations of $5,000 or multiples of $5,000 for bearer securities. No service charge will be made for any transfer or exchange of debt securities, but we may require payment beforehand of any related taxes or other governmental charges. Debt securities may also be issued pursuant to the indentures in transactions exempt from the registration requirements of the Securities Act of 1933. Those debt securities will not be considered in determining the aggregate amount of securities issued under the registration statement.

      We will describe special Federal income tax and other considerations relating to debt securities denominated in foreign currencies or units of two or more foreign currencies in the applicable prospectus supplement.

Exchange, Registration and Transfer

      Registered securities of any series that are not global securities will be exchangeable for other registered securities of the same series and of like aggregate principal amount, tenor and terms, in different authorized denominations. In addition, if debt securities of any series are issuable as both registered securities and bearer securities, the holder may choose, upon written request, and subject to the terms of the applicable indenture, to exchange bearer securities and the appropriate related coupons of that series into registered securities of the same series of any authorized denominations and of like aggregate principal amount, tenor and terms. Bearer securities with attached coupons surrendered in exchange for registered securities between a regular record date or a special record date and the relevant date for interest payment shall be surrendered without the coupon relating to the interest payment date. Interest will not be payable with respect to the registered security issued in exchange for that bearer security. That interest will be payable only to the holder of the coupon when due in accordance with the terms of the applicable indenture. Bearer securities will not be issued in exchange for registered securities.

      You may present debt securities for exchange as provided above. In addition, you may present registered securities for registration of transfer, together with a duly executed form of transfer, at the office of the security registrar or at the office of any transfer agent designated by us for that purpose with respect to any series of debt securities and referred to in the applicable prospectus supplement. This may be done without service charge and upon payment of any taxes and other governmental charges as described in the applicable indenture. The security registrar or the transfer agent will effect the transfer or exchange upon being satisfied with the documents of title and identity of the person making the request. We have appointed the applicable trustee as security registrar for the applicable indenture. If a prospectus supplement refers to any transfer agents (in addition to the security registrar) initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which such transfer agent acts. However, if debt securities of a series are issuable solely as registered securities, we will be required to maintain a transfer agent in each place of payment for such series, and if debt securities of a series are issuable as bearer securities, we will be required to maintain (in addition to the security registrar) a transfer agent in a place of payment for such series located in Europe. We may at any time designate additional transfer agents with respect to any series of debt securities.

      In the event of any redemption in part, we will not be required to:

    . issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on:

      -- if debt securities of the series are issuable only as registered securities, the day of mailing of the relevant notice of redemption;

      -- if debt securities of the series are issuable only as bearer securities, the day of the first publication of the relevant notice of redemption; or

      -- if debt securities of the series are issuable as registered securities and bearer securities and there is no publication of the relevant notice of redemption, the day of mailing of the relevant notice of redemption, or the date of such publication, if applicable;

    . register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

    . exchange any bearer security called for redemption, except to exchange such bearer security for a registered security of that series and like tenor and terms which is immediately surrendered for redemption.

      For a discussion of restrictions on the exchange, registration and transfer of global securities, see "Global Securities" below.

Payment and Paying Agents

      Unless we specify otherwise in the applicable prospectus supplement, payment of principal, any premium and any interest on registered securities will be made at the office of the paying agent or paying agents that we designate at various times. However, at our option, we may make interest payments by check mailed to the address, as it appears in the security register, of the person entitled to the payments. Unless we specify otherwise in the applicable prospectus supplement, we will make payment of any installment of interest on registered securities to the person in whose name that registered security is registered at the close of business on the regular record date for such interest.

      Unless we specify otherwise in the applicable prospectus supplement, payment of principal, any premium and interest on bearer securities will be payable, in accordance with any applicable laws and regulations, at the offices of those paying agents outside the U.S. that we may designate at various times. We will make interest payments on bearer securities and the attached coupons on any interest payment date only against surrender of the coupon relating to that interest payment date. No payment with respect to any bearer security will be made at any of our offices or agencies in the U.S., by check mailed to any U.S. address or by transfer to an account maintained with a bank located in the U.S. However, if (but only if) payment in U.S. dollars of the full amount of principal, any premium and interest on bearer securities denominated and payable in U.S. dollars at all offices or agencies outside the U.S. is illegal or effectively precluded by exchange controls or other similar restrictions, then those payments will be made at the office of our paying agent in the Borough of Manhattan, The City of New York.

      Unless we specify otherwise in the applicable prospectus supplement, the Corporate Trust Office of the trustee in the Borough of Manhattan, The City of New York, will be designated:

    . as our sole paying agent for payments with respect to debt securities that are issuable solely as registered securities; and

    . as our paying agent in the Borough of Manhattan, The City of New York, for payments with respect to debt securities (subject to the limitation described above in the case of bearer securities) that are issuable solely as bearer securities or as both registered securities and bearer securities. We will name any paying agents outside the U.S. and any other paying agents in the U.S. initially designated by us for the debt securities in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, if debt securities of a series are issuable solely as registered securities, we will be required to maintain a paying agent in each place of payment for that series. If debt securities of a series are issuable as bearer securities, we will be required to maintain:

      .  a paying agent in the Borough of Manhattan, The City of New York,
         (a) for payments with respect to any registered securities of the series and (b) for payments with respect to bearer securities of the series in the circumstance described above, but not otherwise; and

      . a paying agent in a place of payment located outside the U.S. where debt securities of that series and any attached coupons may be presented and surrendered for payment. However, if the debt securities of that series are listed on the London Stock Exchange, the Luxembourg Stock Exchange or any other stock exchange located outside the U.S. and if the stock exchange requires it, we will maintain a paying agent in London or Luxembourg or any other required city located outside the U.S. for those debt securities.

      All moneys we pay to a paying agent for the payment of principal, any premium or interest on any debt security or coupon that remains unclaimed at the end of two years after becoming due and payable will be repaid to us. After that time, the holder of the debt security or coupon will look only to us for payments out of those repaid amounts.

Global Securities

      The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that we will deposit with a depositary identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities it represents, a global security may not be transferred except as a whole:

    .  by the applicable depositary to a nominee of the depositary;

    .  by any nominee to the depositary itself or another nominee; or

    . by the depositary or any nominee to a successor depositary or any nominee of the successor.

      We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements.

      When we issue a global security in registered form, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global security to the accounts of persons that have accounts with the depositary ("participants"). Those accounts will be designated by the dealers, underwriters or agents with respect to the underlying debt securities or by us if those debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. For interests of participants, ownership of beneficial interests in the global security will be shown on records maintained by the applicable depositary or its nominee. For interests of persons other than participants, that ownership information will be shown on the records of participants. Transfer of that ownership will be effected only through those records. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair our ability to transfer beneficial interests in a global security.

      As long as the depositary for a global security, or its nominee, is the registered owner of that global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security:

    . will not be entitled to have any of the underlying debt securities registered in their names;

    . will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

    . will not be considered the owners or holders under the indenture relating to those debt securities.

      Payments of principal of, any premium and any interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing such debt securities. None of the trustee for the debt securities, any paying agent, the registrar for the debt securities, nor us will be responsible for any aspect of the records relating to, or payments made by, the depositary or any participants on account of beneficial interests of the global security.

      We expect the depositary or its nominee, upon receipt of any payment of principal, any premium or interest relating to a permanent global security representing any series of debt securities, immediately will credit participants' accounts with the payments. Those payments will be credited in amounts proportional to the respective beneficial interests of the participants in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices. This is not the case with securities held for the accounts of customers in bearer form or registered in "street name." Those payments will be the sole responsibility of those participants.

      If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual debt securities of that series in exchange for the global security or securities representing that series. In addition, we may at any time in our sole discretion determine not to have any debt securities of a series represented by one or more global securities. In that event, we will issue individual debt securities of that series in exchange for the global security or securities. Further, if we specify, an owner of a beneficial interest in a global security may, on terms acceptable to the trustee, the applicable depositary and us, receive individual debt securities of that series in exchange for those beneficial interests. The foregoing is subject to any limitations described in the applicable prospectus supplement. In any such instance, the owner of the beneficial interest will be entitled to physical delivery of individual debt securities equal in principal amount to the beneficial interest and to have the debt securities registered in its name. Those individual debt securities will be issued in denominations, unless we specify otherwise, of $1,000 or integral multiples of $1,000.

      If we specify in an applicable prospectus supplement, all or any portion of the debt securities of a series that are issuable as bearer securities initially will be represented by one or more temporary global securities, with or without interest coupons. These temporary global securities will be deposited with a common depositary in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System and Clearstream Banking (formerly known as Cedel Bank) for credit to the respective accounts of the beneficial owners of those debt securities or to other accounts as they may direct. On and after the exchange date determined as provided in the temporary global security and described in the applicable prospectus supplement, each temporary global security will be exchangeable for definitive debt securities in bearer form, registered form, or definitive global form or any combination of these. No bearer security, including one in definitive global bearer form delivered in exchange for a portion of a temporary global security will be mailed or otherwise delivered to any location in the U.S. in connection with this exchange.

      Unless we specify otherwise in the applicable prospectus supplement, we or our agent must receive a certificate signed by Euroclear or Clearstream prior to the delivery of a definitive bearer security. We must also receive this signed certificate prior to the actual payment of interest on the applicable portion of the temporary global security payable before delivery of a definitive debt security. The certificate must be based on statements provided to Euroclear or Clearstream by its member organizations. The certificate must be dated on the earlier of the date of the first actual payment of interest on the debt security or the date of delivery of the debt security in definitive form, and must state that on that date the debt security is owned by:

    . a person that is not a U.S. person and is not a financial institution holding the obligation for purposes of resale during the restricted period;

    . a U.S. person that is either (a) the foreign branch of a U.S. financial institution purchasing for its own account or for resale during the restricted period or (b) a U.S. person who acquired its interest through the foreign branch of a U.S. financial institution and who holds the obligation through such financial institution on the date of certification. In either case, the U.S. financial institution must provide a certificate stating that it agrees to comply with the requirements and regulations of Section 165(j)(3)(A),
       (B) or (C) of the Internal Revenue Code unless it has provided a valid blanket certificate stating the same; or

    . a financial institution holding for purposes of resale during the restricted period. That financial institution must certify in addition that it has not acquired the obligation for purposes of resale directly or indirectly to a U.S. person or to a person within the United States or its possessions.

As used in this paragraph, the term "restricted period" means (a) the period from the closing date until 40 days thereafter or (b) any time if the obligation is held as part of an unsold allotment or subscription.

      Each of Euroclear and Clearstream will in these circumstances credit the interest received by it to the accounts of the beneficial owners of the temporary global security or to other accounts as they may direct.

      The beneficial owner of a debt security underlying a definitive global security in bearer form may exchange its interest in that definitive global security for a definitive bearer security or securities, or a definitive registered security or securities of any authorized denomination. The beneficial owner must give at least 30 days' written notice of the exchange through either Euroclear or Clearstream. No individual definitive bearer security will be delivered in or to the U.S.

Subordinated Securities

      Payment of the principal, interest and any premium on subordinated securities will generally be subordinated in right of payment to the prior payment in full of all of our superior indebtedness.

      "Superior indebtedness" will include the principal of, any premium and accrued and unpaid interest on the following items, whether outstanding on or created, incurred or assumed after the date of execution of the subordinated indenture:

    .  purchase money and similar obligations;

    . our indebtedness for money borrowed (other than the subordinated securities);

    . guarantees by us of indebtedness for money borrowed of any other person;

    . indebtedness evidenced by notes, debentures, bonds or other instruments of indebtedness for the payment of which we are responsible or liable, by guarantees or otherwise;

    . our obligations under any agreement relating to any interest rate or currency swap, interest rate cap, interest rate collar, interest rate future, currency exchange or forward currency transaction or any similar interest rate or currency hedging transaction, whether outstanding on the date of the subordinated indenture or created, incurred or assumed afterward;

    . our obligations under any agreement to lease, or any lease of, any real or personal property which, in accordance with accounting principles generally accepted in the United States, is classified on our balance sheet as a liability; and

    . interest or obligations in respect of indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings.

      Superior indebtedness will also include modifications, renewals, extensions and refundings of any of the types of indebtedness, liability, obligations or guarantees listed above, unless the relevant instrument provides that it is not superior in right of payment to the subordinated securities. Superior indebtedness will not, however, include (a) any of our obligations to any subsidiary of ours and (b) any of our indebtedness, guarantees or obligations of the type set forth above which is subordinate or junior in ranking in any respect to any of our other indebtedness, guarantees or obligations.

      No payment by us on account of principal, any premium or interest on the subordinated securities, including any sinking fund payments may be made if:

    . any default or event of default with respect to any superior indebtedness occurs and is continuing and

    . unless the default or event of default is our failure to pay principal or interest on any instrument constituting superior indebtedness, written notice of this default or event of default is given to the trustee by us or to us and the trustee by the holders or their representatives of at least 10% in principal amount of any superior indebtedness.

      We may resume payments on the subordinated securities (unless otherwise prohibited by the related indenture) if (a) the default is cured or waived, or
(b) 180 days pass after the notice is given, if the default is not the subject of judicial proceedings, unless the default is our failure to pay principal or interest on any superior indebtedness.

      In the event that any subordinated security is declared due and payable before its specified date, or upon any payment or distribution of assets by us to creditors upon our dissolution, winding up, liquidation or reorganization, all principal of, any premium and any interest due or to become due on all superior indebtedness must be paid in full before the holders of subordinated securities are entitled to receive or take any payment. However, this does not apply to payments received by the holders of subordinated securities consisting of shares of stock or subordinated indebtedness provided by a plan of reorganization or adjustment which does not alter the rights of holders of superior indebtedness without any holder's consent. Subject to the payment in full of all superior indebtedness, the holders of the subordinated securities are to be subrogated to the rights of the holders of superior indebtedness to receive payments or distribution of our assets applicable to superior indebtedness until the subordinated securities are paid in full.

      By reason of this subordination, in the event of insolvency, our creditors who are holders of superior indebtedness, as well as certain of our general creditors, may recover more, ratably, than the holders of the subordinated securities.

      The subordinated indenture will not limit the amount of superior indebtedness or debt securities which may be issued by us or any of our subsidiaries.

Modification of the Indentures

      Our rights and obligations and the rights of the holders under each indenture may be modified with the consent of the holders of at least two-thirds in principal amount of the then outstanding debt securities of each series affected by the modification. None of the following modifications, however, will be effective against any holder without the consent of the holders of all of the affected outstanding debt securities:

    . changing the maturity, installment or interest rate of any of the debt securities;

    . reducing the principal amount, any premium or the rate of interest of any of the debt securities;

    . changing the currency, currencies or currency unit or units in which any principal, premium or interest of any of the debt securities is payable;

    . changing any of our obligations to maintain an office or agency in the places and for the purposes required by the indentures;

    .  impairing any right to take legal action for an overdue payment;

    . reducing the percentage required for modifications or waivers of compliance with the indentures; or

    . with certain exceptions, modifying the provisions for the waiver of certain covenants and defaults and any of the foregoing provisions.

      Any actions we or the trustee may take toward adding to our covenants, adding events of default or establishing the structure or terms of the debt securities as permitted by the indentures will not require the approval of any holder of debt securities. In addition, we or the trustee may cure ambiguities or inconsistencies in the indentures or make other provisions without the approval of any holder in certain limited circumstances.

Waiver of Certain Covenants

      We will not be required to comply with certain restrictive covenants contained in an indenture if the holders of at least two-thirds in principal amount of each series of outstanding debt securities affected waive compliance with the restrictive covenants.

Events of Default, Notice and Waiver

      "Event of default" when used in an indenture, will mean any of the following in relation to a series of debt securities:

    . failure to pay interest on any debt security for 30 days after the interest becomes due;

    . failure to pay the principal or any premium on any debt security for 5 days after such payment becomes due;

    . failure to deposit any sinking fund payment for 30 days after such payment becomes due;

    . failure to perform or breach of any other covenant or warranty in the indenture that continues for 60 days after our being given written notice from the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series;

    .  certain events of bankruptcy, insolvency or reorganization of ours;
       or

    . any other event of default provided for debt securities of that series.

      If any event of default relating to outstanding debt securities of any series occurs and is continuing, either the trustee or the holders of at least than 25% in principal amount of the outstanding debt securities of that series may declare the principal of all of the outstanding debt securities of such series to be due and immediately payable.

      The holders of at least a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred on the trustee, with respect to the debt securities of that series. The trustee may act in any way that is consistent with those directions and may decline to act if any of the directions is contrary to law or to the indentures or would involve the trustee in personal liability.

      The holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all of the outstanding debt securities of the series waive any past default (and its consequences) under the indentures relating to the series, except a default (a) in the payment of the principal of or any premium or interest on any of the debt securities of the series or (b) with respect to a covenant or provision of such indentures which, under the terms of such indentures, cannot be modified or amended without the consent of the holders of all of the outstanding debt securities of the series affected.

      The indentures will contain provisions entitling the trustee, subject to the duty of the trustee during an event of default to act with the required standard of care, to be indemnified by the holders of the debt securities of the relevant series before proceeding to exercise any right or power under the indentures at the request of those holders.

      The indentures will require the trustee to, within 90 days after the occurrence of a default known to it with respect to any series of outstanding debt securities, give the holders of that series notice of the default if uncured and unwaived. However, the trustee may withhold this notice if it in good faith determines that the withholding of this notice is in the interest of those holders. However, the trustee may not withhold this notice in the case of a default in payment of principal, premium, interest or sinking fund installment with respect to any debt securities of the series. The above notice shall not be given until at least 30 days after the occurrence of a default in the performance of or a breach of a covenant or warranty in the applicable indenture other than a covenant to make payment. The term "default" for the purpose of this provision means any event that is, or after notice or lapse of time, or both, would become, an event of default with respect to the debt securities of that series.

      Each indenture will require us to file annually with the trustee a certificate, executed by one of our officers, indicating whether the officer has knowledge of any default under the indenture.

Notices

      Except as otherwise provided in the applicable prospectus supplement, notices to holders of bearer securities will be given by publication at least once in a daily newspaper in each of New York City and London and in any other cities specified in the bearer securities. For holders of bearer securities, notices will also be mailed to those persons whose names and addresses were previously filed with the trustee within the last two years under the indentures, within the time prescribed for the giving of that information. Notices to holders of registered securities will be sent by mail to the addresses of those holders as they appear in the security register.

Defeasance

      The indentures will contain a provision that, if made applicable to any series of debt securities, permits us to elect (a) to defease and be discharged from all of our obligations (subject to limited exceptions) with respect to any series of debt securities then outstanding, which we refer to below as "legal defeasance," or (b) to be released from our obligations under certain restrictive covenants, which we refer to below as "covenant defeasance". To make either of the above elections, we must:

    . deposit in trust with the trustee (a) in the case of debt securities and coupons denominated in U.S. dollars, U.S. government obligations and (b) in the case of debt securities and coupons denominated in a foreign currency, foreign government securities, which through the payment of principal and interest in accordance with their terms will provide sufficient money, U.S. government obligations and/or foreign government obligations as necessary, without reinvestment, to repay in full those debt securities; and

    . deliver to the trustee an opinion of counsel that holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit and related defeasance and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such deposit and related defeasance had not occurred (in the case of legal defeasance only, such opinion of counsel to be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).


Governing Law

      The indentures, the debt securities and the coupons will be governed by, and construed in accordance with, the laws of the State of New York.

                         DESCRIPTION OF PREFERRED STOCK

      Our amended and restated certificate of incorporation authorizes our board of directors without further stockholder action, to provide for the issuance of up to 10 million shares of preferred stock, in one or more series, and to fix the designations, terms, and relative rights and preferences, including the dividend rate, voting rights, conversion rights, redemption and sinking fund provisions and liquidation values of each of these series, except that the holders of preferred stock:

    . will not be entitled to more than the lesser of one vote per $100 of liquidation value or one vote per share when voting as a class with the holders of shares of other capital stock; and

    . will not be entitled to vote on any matter separately as a class, except to the extent required by law or as specified with respect to each series with respect to any amendment or alteration of the provisions of the certificate of incorporation that would adversely affect the powers, preferences or special rights of the applicable series of preferred stock, or our failure to pay dividends on any series of preferred stock in full for any six quarterly dividend payment periods, whether or not consecutive, in which case the number of directors may be increased by two and the holders of outstanding shares of preferred stock then similarly entitled will be entitled to elect the two additional directors until full accumulated dividends on all such shares of preferred stock have been paid.

      We may amend from time to time our certificate of incorporation to increase the number of authorized shares of preferred stock. As of the date of this prospectus, we have no preferred stock outstanding. We have 602,944 shares of preferred stock reserved for issuance upon exercise of rights under the rights agreement described below under "Preferred Stock Purchase Rights".

      The particular terms of any series of preferred stock being offered by us under this shelf registration will be described in the prospectus supplement relating to that series of preferred stock. Those terms may include:

    . the title and liquidation preference per share of the preferred stock and the number of shares offered;

    .  the purchase price of the preferred stock;

    . the dividend rate (or method of calculation), the dates on which dividends will be paid and the date from which dividends will begin to accumulate;

    .  any redemption or sinking fund provisions of the preferred stock;

    .  any conversion provisions of the preferred stock;

    .  the voting rights, if any, of the preferred stock; and

    . any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

      If the terms of any series of preferred stock being offered differ from the terms set forth in this prospectus, those terms will also be disclosed in the prospectus supplement relating to that series of preferred stock. The summary in this prospectus is not complete. You should refer to the certificate of amendment to our certificate of incorporation establishing a particular series of preferred stock which will be filed with the Secretary of State of the State of Delaware and the SEC in connection with the offering of the preferred stock.

      The preferred stock will, when issued, be fully paid and nonassessable.

      Dividend Rights. The preferred stock will be preferred over the common stock as to payment of dividends. Before any dividends or distributions (other than dividends or distributions payable in common stock) on the common stock shall be declared and set apart for payment or paid, the holders of shares of each series of preferred stock will be entitled to receive dividends when, as and if declared by our board of directors. We will pay those dividends either in cash, shares of common stock or preferred stock or otherwise, at the rate and on the date or dates set forth in the prospectus supplement. With respect to each series of preferred stock, the dividends on each share of the series will be cumulative from the date of issue of the share unless some other date is set forth in the prospectus supplement relating to the series. Accruals of dividends will not bear interest.

      Rights Upon Liquidation. The preferred stock will be preferred over the common stock as to assets so that the holders of each series of preferred stock will be entitled to be paid, upon our voluntary or involuntary liquidation, dissolution or winding up and before any distribution is made to the holders of common stock, the amount set forth in the applicable prospectus supplement. However, in this case the holders of preferred stock will not be entitled to any other or further payment. If upon any liquidation, dissolution or winding up our net assets are insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding preferred stock are entitled, our entire remaining net assets will be distributed among the holders of each series of preferred stock in amounts proportional to the full amounts to which the holders of each series are entitled.

      Redemption. All shares of any series of preferred stock will be redeemable to the extent set forth in the prospectus supplement relating to the series. All shares of any series of preferred stock will be convertible into shares of common stock or into shares of any other series of preferred stock to the extent set forth in the applicable prospectus supplement.

      Voting Rights. Except as indicated in the prospectus supplement, the holders of preferred stock shall be entitled to one vote for each share of preferred stock held by them on all matters properly presented to stockholders. The holders of common stock and the holders of all series of preferred stock will vote together as one class.

                          DESCRIPTION OF COMMON STOCK

      We may issue, either separately or together with other securities, shares of our common stock. Under our amended and restated certificate of incorporation, we are authorized to issue up to 100 million shares of our common stock. A prospectus supplement relating to an offering of common stock, or other securities convertible or exchangeable for, or exercisable into, common stock, will describe the relevant terms, including the number of shares offered, any initial offering price, and market price and dividend information, as well as, if applicable, information on other related securities. See "Description of Capital Securities."

                        DESCRIPTION OF DEPOSITARY SHARES

      General. We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we exercise this option, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the applicable prospectus supplement) of a share of a particular series of preferred stock.

      The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50 million. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying that depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights include dividend, voting, redemption and liquidation rights.

      The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. Copies of the forms of deposit agreement and depositary receipt will be filed as exhibits to the registration statement. The following summary of the deposit agreement, the depositary shares and the depositary receipts is not complete. You should refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.

      Pending the preparation of definitive engraved depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts entitle their holders to all the rights of definitive depositary receipts which are to be prepared without unreasonable delay. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

      Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by those holders.

      If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.

      Redemption of Depositary Shares. If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of the preferred stock. Whenever we redeem shares of preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

      Voting the Preferred Stock. Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares underlying the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by such holder's depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with such instructions, and we will agree to take all actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares underlying the preferred stock.

      Amendment and Termination of the Depositary Agreement. The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the depositary only if (a) all outstanding depositary shares have been redeemed or (b) there has been a final distribution of the underlying preferred stock in connection with our liquidation, dissolution or winding up and the preferred stock has been distributed to the holders of depositary receipts.

      Charges of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and those other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

      Miscellaneous. The depositary will forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the preferred stock.

      Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor they will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

      Resignation and Removal of Depositary. The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

                       DESCRIPTION OF SECURITIES WARRANTS

      We may issue securities warrants for the purchase of debt securities, preferred stock or common stock. Securities warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of securities warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The securities warrant agent will act solely as our agent in connection with the securities warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of securities warrants or beneficial owners of securities warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. That securities warrant agreement, together with the terms of securities warrant certificate and securities warrants, will be filed with the SEC in connection with the offering of the specific securities warrants.

      The particular terms of any issue of securities warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

    . the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of securities warrants to purchase debt securities and the price at which the debt securities may be purchased upon exercise;

    . the designation, number of shares, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of securities warrants to purchase shares of preferred stock and the price at which such number of shares of preferred stock of such series may be purchased upon such exercise;

    . the number of shares of common stock purchasable upon the exercise of securities warrants to purchase shares of common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

    . the date on which the right to exercise the securities warrants will commence and the date on which the right will expire;

    . the U.S. Federal income tax consequences applicable to the securities warrants; and

    .  any other terms of the securities warrants.

      Securities warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only. Securities warrants will be issued in registered form only. The exercise price for securities warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

      Each securities warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. The exercise price may be adjusted upon the occurrence of certain events as set forth in the prospectus supplement. After the close of business on the expiration date, unexercised securities warrants will become void. We will specify the place or places where, and the manner in which, securities warrants may be exercised in the applicable prospectus supplement.

      Prior to the exercise of any securities warrants to purchase debt securities, preferred stock or common stock, holders of the securities warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock purchasable upon exercise, including:

    . in the case of securities warrants for the purchase of debt securities, the right to receive payments of principal of, any premium or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

    . in the case of securities warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

                       DESCRIPTION OF CAPITAL SECURITIES

Common Stock

      As of the date of this prospectus, we are authorized to issue up to 100 million shares of common stock. As of April 1, 2001, we had 43,548,886 shares of common stock issued and outstanding and had reserved 5,753,598 additional shares of common stock for issuance under our various stock compensation plans.

      The following summary is not complete and is not intended to give full effect to provisions of statutory or common law. You should refer to the applicable provisions of the following documents:

    . the amended and restated certificate of incorporation, which is incorporated by reference to Exhibit 3.1 to our Form 10-Q for the quarter ended March 31, 2000, and

    . the restated and amended bylaws which are incorporated by reference to Exhibit 3.2 to our Form 10-K for the year ended December 31, 2000.

      Dividends. The holders of common stock are entitled to receive dividends when, as and if declared by our board of directors, out of funds legally available for their payment subject to the rights of holders of the preferred stock.

      Voting Rights. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders.

      Rights Upon Liquidation. In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of common stock will be entitled to share equally in any of our assets available for distribution after the payment in full of all debts and distributions and after the holders of all series of outstanding preferred stock have received their liquidation preferences in full.

      Miscellaneous. The outstanding shares of common stock are fully paid and nonassessable. The holders of common stock are not entitled to preemptive or redemption rights. Shares of common stock are not convertible into shares of any other class of capital stock. EquiServe, N.A. is the transfer agent and registrar for the common stock.

Preferred Stock

      Our Board of Directors is authorized to approve the issuance of Arch Coal preferred stock without any approval of stockholders. Our Board determines the rights, qualification, restrictions, and limitations on each series of Arch Coal preferred stock at the time of issuance. Shares of Arch Coal preferred stock may have dividend, redemption, voting and liquidation rights taking priority over Arch Coal common stock, and may be convertible into Arch Coal common stock. As of the date of this prospectus, there are no outstanding shares of preferred stock.

Preferred Stock Purchase Rights

      On March 3, 2000, we entered into a rights agreement with First Chicago Trust Company of New York, as rights agent, which is a stockholder rights plan providing for a dividend of one preferred stock purchase right for each outstanding share of our common stock. We issued the dividend to stockholders of record on March 20, 2000, and holders of shares of common stock issued since that date are issued rights with their shares. The rights trade automatically with shares of common stock and become exercisable only under certain circumstances as described below. The rights are designed to protect our interests and the interests of our stockholders against coercive takeover tactics. The purpose of the rights is to encourage potential acquirors to negotiate with our board of directors prior to attempting a takeover and to provide our board with leverage in negotiating on behalf of all stockholders the terms of any proposed takeover. The rights may have certain anti-takeover effects. The rights should not, however, interfere with any merger or other business combination approved by our board of directors.

      Until a right is exercised, the holder of a right will have no rights as an Arch Coal stockholder, including, without limitation, the right to vote or to receive dividends. Upon becoming exercisable, each right will entitle its holder to purchase from us one one-hundredth of a share of Series One Junior Preferred Stock, par value $0.01 per share, at a purchase price of $42.00 per right, subject to adjustment. In general, the rights will not be exercisable until the earlier of (a) the close of business on the tenth business day after the date that we learn that a person or group or an affiliate or associate of the person or group has acquired, or has obtained the right to acquire, beneficial ownership of 20% or more of our outstanding common stock and (b) the close of business on the tenth business day following the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer for 20% or more of our outstanding common stock. Below we refer to the earlier of those dates as the "distribution date" and the person or group acquiring at least 20% of our common stock as an "acquiring person". You should assume that any of the following provisions that refers to an acquiring person applies to any associate or affiliate of the acquiring person as well.

      If, after the distribution date, any acquiring person acquires 20% or more of our outstanding voting stock without the prior approval of our board of directors, each right will entitle its holder to acquire the number of shares of our common stock that is equal to the result obtained by multiplying the then current purchase price by the number of one one-hundredths of a share of preferred stock for which a right is then exercisable and dividing that product by 50% of the then current per-share market price of our common stock.

      If any acquiring person acquires more than 20% but less than 50% of the outstanding shares of our common stock subsequent to the distribution date without prior written consent of our board of directors, each right may be exchanged by our board of directors for one share of our common stock.

      In the event that, following the distribution date, we are acquired in a merger or other business combination in which we are not the surviving corporation, or in which 50% or more of our assets or assets representing 50% or more of our revenues or cash flow are sold in one or several transactions without the prior written consent of our board of directors, each right will entitle its holder to receive the number of shares of the acquiring company's common stock as is equal to the result obtained by multiplying the then current purchase price by the number of one one-hundredths of a share of preferred stock for which the right is then exercisable and dividing that product by 50% of the then current market price per share of the common stock of the acquiring company.

      Any rights that are at any time beneficially owned by an acquiring person will be null and void, and any holder of such rights, including any purported transferee or subsequent holder, will be unable to exercise the rights.

      The rights will expire at the close of business on March 20, 2010, unless redeemed or exchanged before that time. At any time prior to the earlier of (a) the time a person or group becomes an acquiring person and (b) the expiration date, our board of directors may exchange all or part of the then outstanding and exercisable rights for shares of our common stock at an exchange ratio of one share of common stock per right or redeem the rights in whole, but not in part, at a price of $0.01 per right. The exchange rate and redemption price are subject to adjustment as provided in the rights agreement.

      The preceding summary is not complete and is not intended to give full effect to provisions of statutory or common law. You should refer to the applicable provisions of the rights agreement and the form of right certificate, which are incorporated by reference to Exhibit 1 to our Form 8-A, filed with the SEC on March 9, 2000.

      In the event of a proposed merger or tender offer, proxy contest or other attempt to gain control of us and not approved by our board of directors, it would be possible for the board to authorize the issuance of one or more series of preferred stock with voting rights or other rights and preferences which would impede the success of the proposed merger, tender offer, proxy contest or other attempt to gain control of us. This authority may be limited by applicable law, the restated articles and the applicable rules of the stock exchanges upon which the common stock is listed. The consent of our stockholders would not be required for any such issuance of preferred stock.

Special Charter Provisions

      Our certificate of incorporation provides that:

    .  our board of directors is classified into three classes;

    . subject to the rights of holders of our preferred stock, if any, the affirmative vote of the holders of not less than two-thirds of the shares of common stock voting thereon is required in order to:

      -- adopt an agreement or plan of merger or consolidation,

      -- authorize the sale, lease or exchange of all or substantially all of our property and assets, or

      -- authorize the disposition of Arch Coal or the distribution of all or substantially all of our assets to our stockholders;

    . subject to the rights of holders of our preferred stock, if any, certain provisions of the amended and restated certificate may be amended only by the affirmative vote of the holders of at least two-thirds of the shares of common stock voting thereon;

    . subject to the rights of holders of our preferred stock, if any, all actions required to be taken or which may be taken at any annual or special meeting of our stockholders must be taken at a duly called annual or special meeting of stockholders, and cannot be taken by a consent in writing without a meeting; and

    . special meetings of the stockholders may be called at any time by any two or more of our directors and may not be called by any other person or persons or in any other manner.

                              SELLING STOCKHOLDERS

      The selling stockholders may be our directors, executive officers, employees or certain holders of our common stock, including Hunt Coal Corporation, the holder of approximately 5.2% of our outstanding common stock, and Carboex, S.A. A prospectus supplement with respect to any offering of common stock by selling stockholders will include the following information:

    .  the names of the selling stockholders;

    . the number of shares of common stock held by each of the selling stockholders; and

    . the number of shares of common stock offered by each of the selling stockholders.

                              PLAN OF DISTRIBUTION

      We and any selling stockholders may sell the securities offered by this prospectus and applicable prospectus supplements (together referred to as the "offered securities") (a) through underwriters or dealers; (b) directly to one or a limited number of institutional purchasers; or (c) through agents. This prospectus or the applicable prospectus supplement will set forth the terms of the offering of any offered securities, including the name or names of any underwriters, dealers or agents, the price of the offered securities and the net proceeds to us or to any selling stockholders from such sale, any underwriting commissions or other items constituting underwriters' compensation.

      If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters or agents to purchase the offered securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the offered securities if any are purchased. Any initial public offering price and any underwriting commissions or other items constituting underwriters' compensation may be changed from time to time.

      If a dealer is utilized in the sale of any offered securities, we and any selling stockholders will sell those offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale.

      We and any selling stockholders may sell offered securities directly to one or more institutional purchasers, or through agents at a fixed price or prices, which may be changed, or at varying prices determined at time of sale. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

      If an applicable prospectus supplement indicates, agents, underwriters or dealers will be authorized to solicit offers by certain specified institutions to purchase offered securities at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of the contracts.

      Under agreements entered into with us, agents and underwriters who participate in the distribution of the offered securities may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make. Agents and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

                                 LEGAL MATTERS

      The validity of the issuance of the offered securities will be passed upon for us by Robert G. Jones, our Vice President-Law, General Counsel and Secretary. Mr. Jones owns beneficially 2,180 shares of our common stock.

                                    EXPERTS

      Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule for the years ended December 31, 1998, 1999 and 2000 included or incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2000, and the financial statements of Canyon Fuel Company, LLC for the years ended December 31, 1998, 1999 and 2000 included in our Annual Report on Form 10-K for the year ended December 31, 2000, all as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule and the financial statements of Canyon Fuel Company, LLC are incorporated by reference in reliance on the reports of Ernst & Young LLP, given on their authority as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

     SEC registration fee............................................. $187,500
     Blue Sky fees and expenses.......................................    5,000
     Legal fees and expenses..........................................   50,000
     Accounting fees and expenses.....................................   50,000
     Trustee's fees and expenses......................................   15,000
     Printing and engraving fees......................................   50,000
     Miscellaneous....................................................   42,500
                                                                       --------
       Total.......................................................... $400,000
                                                                       ========

      All of the above amounts, other than the SEC filing fee, are estimates only.

Item 15. Indemnification of Directors and Officers.

      Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit. Our certificate provides, among other things, that the personal liability of our directors is so eliminated.

      Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. Our bylaws provide that we will indemnify any person who may be involved, as a party or otherwise, in a claim, action, suit or proceeding (other than any claim, action, suit or proceeding brought by or in the right of Arch Coal, Inc.) by reason of the fact that such person is or was a director or officer, or is or was serving at the request of us as a director or officer of any other corporation or entity, against certain liabilities, costs and expenses. We are also authorized to maintain insurance on behalf of any person who is or was a director or officer, or is or was serving at the request of us as a director or officer of any other corporation or entity, against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not we would have the power to indemnify such person against such liability under the DGCL. We are a party to agreements with our directors and officers pursuant to which we have agreed to indemnify them against certain costs and expenses incurred by them in their capacities as such.

Item 16. Exhibits.

      The following Exhibits are filed as part of this Registration Statement:

   *1.1     Form of Purchase Agreement

   *1.2     Form of Distribution Agreement

    4.1     Stockholders Agreement, dated as of April 1, 1997, among Carboex
            International, Ltd., Ashland Inc. and Arch Coal, Inc. (formerly
            Arch Mineral Corporation) (incorporated herein by reference to
            Exhibit 4.1 of the Company's Registration Statement on Form S-4
            (Registration No. 333-28149) filed on May 30, 1997)

    4.2     Assignment of Rights, Obligations and Liabilities under the
            Stockholders Agreement between Carboex International, Limited and
            Carboex, S.A. effective as October 15, 1998 (incorporated herein by reference to Exhibit 4.2 of the Company's Annual Report on Form 10-
            K for the year ended December 31, 1998)

    4.3     Registration Rights Agreement, dated as of April 4, 1997, among
            Arch Coal, Inc. (formerly Arch Mineral Corporation), Ashland Inc.,
            Carboex International, Ltd. and the entities listed on Schedules I and II thereto (incorporated herein by reference to Exhibit 4.2 of the Company's Registration Statement on Form S-4 (Registration No.
            333-28149) filed on May 30, 1997)

    4.4     Assignment of Registration Rights between Carboex International,
            Limited and Carboex, S.A. effective as of October 15, 1998
            (incorporated herein by reference to Exhibit 4.4 of the Company's
            Annual Report on Form 10-K for the year ended December 31, 1998

    4.5     Agreement Relating to Non-voting Observer, executed as of April 4,
            1997, among Carboex International, Ltd., Ashland Inc., Ashland
            Coal, Inc. and Arch Coal, Inc. (formerly Arch Mineral Corporation)
            (incorporated herein by reference to Exhibit 4.3 of the Company's
            Registration Statement on Form S-4 (Registration No. 33-28149)
            filed on May 30, 1997)

    4.6 Assignment of Right to Maintain a Non-Voting Observer at Meetings of the Board of Directors of Arch Coal, Inc. between Carboex
            International, Limited and Carboex, S.A. effective as of October
            15, 1998 (incorporated herein by reference to Exhibit 4.6 of the Company's Annual Report on Form 10-K for the year ended December
            31, 1998)

    4.7     Agreement for Termination of the Arch Mineral Corporation Voting
            Agreement and for Nomination of Directors, dated as of April 4, 1997, among Hunt Coal Corporation, Petro-Hunt, L.L.C., each of the trusts listed on Schedule I thereto, Ashland Inc. and Arch Mineral
            Corporation (incorporated herein by reference to Exhibit 4.4 of the Company's Registration Statement on Form S-4 (Registration No. 333-
            28149) filed on May 30, 1997)

    4.8     $600,000,000 Revolving Credit Facility, $300,000,000 Term Loan
            Credit Agreement by and among Arch Coal, Inc., the Lenders party thereto, PNC Bank, National Association, as Administrative Agent,
            Morgan Guaranty Trust Company of New York, as Syndication Agent, and First Union National Bank, as Documentation Agent, dated as of
            June 1, 1998 (incorporated herein by reference to Exhibit 4.1 of the Company's Current Report on Form 8-K filed June 15, 1998)

    4.9     Amendment 1 to Credit Agreement by and among Arch Coal, Inc., the
            Lenders party thereto, PNC Bank, National Association, as
            Administrative Agent, Morgan Guaranty Trust Company of New York, as
            Syndication Agent, and First Union National Bank, as Documentation
            Agent, dated as of January 21, 2000

    4.10    $675,000,000 Term Loan Credit Agreement by and among Arch Western
            Resources LLC, the Banks party thereto, PNC Bank, National
            Association, as Administrative Agent, Morgan Guaranty Trust Company of New York, as Syndication Agent, and NationsBank N.A., as
            Documentation Agent dated as of June 1, 1998 (incorporated herein by reference to Exhibit 4.2 of the Company's Current Report on Form
            8-K fled June 15, 1998)

    4.11    Omnibus Amendment Agreement dated as of June 1, 1998 in respect to
            Arch Coal Trust No. 1998-1, Parent Guaranty and Suretyship
            Agreement, Lease Intended as Security, Subsidiary Guaranty and
            Suretyship Agreement, each dated as of January 15, 1998, among Apogee Coal Company, Cateneray Coal Company, Hobet Mining, Inc.,
            Arch Coal, Inc., Great-West Life & Annuity Insurance Company, Bank of Montreal, Barclays Bank, PLC, First Union National Bank, BA
            Leasing and Capital Corporation, First Security Bank, National
            Association, Arch Coal Sales Company, Inc., Ark Land Company and
            Mingo Logan Coal Company (incorporated herein by reference to
            Exhibit 4.3 of the Company's Current Report on Form 8-K filed June
            15, 1998)

    4.12 Lease intended as Security dated as of January 15, 1998, among Apogee Coal Company, Catenary Coal Company and Hobet Mining, Inc., as Lessees; The First Security Bank, National Association, as
            Lessor, and the Certificate Purchasers named therein (incorporated herein by reference to Exhibit 4.5 of the Company's Annual Report on Form 10-K for the year ended December 31, 1997)

    4.13    Form of Rights Agreement, dated March 3, 2000, between Arch Coal,
            Inc. and First Chicago Trust Company of New York, as Rights Agent
            (incorporated herein by reference to Exhibit 1 to a current report on Form 8-A filed on March 9, 2000)

   *4.14    Form of Warrant Agreement for Debt Securities

   *4.15    Form of Warrant Certificate for Debt Securities

   *4.16    Form of Warrant Agreement for Preferred Stock

   *4.17    Form of Warrant Certificate for Common Stock

   *4.18    Form of Warrant Agreement for Common Stock

   *4.19    Form of Warrant Certificate for Common Stock

   *4.20    Form of Deposit Agreement for Depositary Shares

   *4.21    Form of Depositary Receipt

   *4.22 Form of Certificate of Common Stock, par value $.01 per share, of Arch Coal

   *4.23    Form of Indenture for Senior Debt

   *4.24    Form of Indenture for Subordinated Debt

   +5.1     Opinion of Robert G. Jones

  +12.1     Computation of Ratios of Earnings to Fixed Charges

  +23.1     Consent of Ernst & Young LLP

   23.2     Consent of Robert G. Jones (included as part of Exhibit 5.1)

  +24.1     Power of Attorney

  *25.1     Form T-1 Statement of Eligibility and Qualification of Senior Debt
            Indenture Trustee

  *25.2     Form T-1 Statement of Eligibility and Qualification of Subordinated
            Debt Indenture Trustee

--------
* To be filed either by amendment to the Registration Statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

+ Filed herewith.

Item 17. Undertakings.

      (A)The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the
                 Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    (D) The undersigned Registrant hereby undertakes that:

      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (E) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on April 11, 2001.

                                          Arch Coal, Inc.

                                                   /s/ Steven F. Leer
                                          By: _________________________________
                                                      Steven F. Leer
                                               President and Chief Executive
                                                          Officer

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                         Capacity                 Date
              ---------                         --------                 ----

          /s/ Steven F. Leer           President, Chief Executive   April 11, 2001
______________________________________  Officer and Director
            Steven F. Leer              (Principal Executive
                                        Officer)

         /s/ Robert J. Messey          Senior Vice President and    April 11, 2001
______________________________________  Chief Financial Officer
           Robert J. Messey             (Principal Financial
                                        Officer)

          /s/ John W. Lorson           Controller                   April 11, 2001
______________________________________
            John W. Lorson

                  *                    Director
______________________________________
           Phillip W. Block

                  *                    Director
______________________________________
            James R. Boyd

                  *                    Director
______________________________________
            Frank M. Burke

                  *                    Director
______________________________________
          Thomas L. Feazell

                                       Director
______________________________________
           Robert L. Hintz

              Signature                         Capacity                 Date
              ---------                         --------                 ----

                  *                    Director
______________________________________
           Douglas H. Hunt

                  *                    Director
______________________________________
           James L. Parker

                  *                    Director
______________________________________
           A. Michael Perry

                  *                    Director
______________________________________
          Theodore D. Sands

         /s/ Robert G. Jones                                        April 11, 2001
*By: _________________________________
           Attorney-in-Fact

                                 EXHIBIT INDEX

 Exhibit No. Description
 ----------- -----------
    *1.1     Form of Purchase Agreement

    *1.2     Form of Distribution Agreement

     4.1     Stockholders Agreement, dated as of April 1, 1997, among Carboex
             International, Ltd., Ashland Inc. and Arch Coal, Inc. (formerly
             Arch Mineral Corporation) (incorporated herein by reference to
             Exhibit 4.1 of the Company's Registration Statement on Form S-4
             (Registration No. 333-28149) filed on May 30, 1997)

     4.2     Assignment of Rights, Obligations and Liabilities under the
             Stockholders Agreement between Carboex International, Limited and
             Carboex, S.A. effective as October 15, 1998 (incorporated herein by reference to Exhibit 4.2 of the Company's Annual Report on Form
             10-K for the year ended December 31, 1998)

     4.3     Registration Rights Agreement, dated as of April 4, 1997, among
             Arch Coal, Inc. (formerly Arch Mineral Corporation), Ashland Inc.,
             Carboex International, Ltd. and the entities listed on Schedules I and II thereto (incorporated herein by reference to Exhibit 4.2 of the Company's Registration Statement on Form S-4 (Registration No.
             333-28149) filed on May 30, 1997)

     4.4     Assignment of Registration Rights between Carboex International,
             Limited and Carboex, S.A. effective as of October 15, 1998
             (incorporated herein by reference to Exhibit 4.4 of the Company's
             Annual Report on Form 10-K for the year ended December 31, 1998

     4.5     Agreement Relating to Non-voting Observer, executed as of April 4,
             1997, among Carboex International, Ltd., Ashland Inc., Ashland
             Coal, Inc. and Arch Coal, Inc. (formerly Arch Mineral Corporation)
             (incorporated herein by reference to Exhibit 4.3 of the Company's
             Registration Statement on Form S-4 (Registration No. 33-28149)
             filed on May 30, 1997)

     4.6 Assignment of Right to Maintain a Non-Voting Observer at Meetings of the Board of Directors of Arch Coal, Inc. between Carboex
             International, Limited and Carboex, S.A. effective as of October
             15, 1998 (incorporated herein by reference to Exhibit 4.6 of the Company's Annual Report on Form 10-K for the year ended December
             31, 1998)

     4.7     Agreement for Termination of the Arch Mineral Corporation Voting
             Agreement and for Nomination of Directors, dated as of April 4, 1997, among Hunt Coal Corporation, Petro-Hunt, L.L.C., each of the trusts listed on Schedule I thereto, Ashland Inc. and Arch Mineral
             Corporation (incorporated herein by reference to Exhibit 4.4 of the Company's Registration Statement on Form S-4 (Registration No.
             333-28149) filed on May 30, 1997)

     4.8     $600,000,000 Revolving Credit Facility, $300,000,000 Term Loan
             Credit Agreement by and among Arch Coal, Inc., the Lenders party thereto, PNC Bank, National Association, as Administrative Agent,
             Morgan Guaranty Trust Company of New York, as Syndication Agent, and First Union National Bank, as Documentation Agent, dated as of
             June 1, 1998 (incorporated herein by reference to Exhibit 4.1 of the Company's Current Report on Form 8-K filed June 15, 1998)

     4.9     Amendment 1 to Credit Agreement by and among Arch Coal, Inc., the
             Lenders party thereto, PNC Bank, National Association, as
             Administrative Agent, Morgan Guaranty Trust Company of New York, as Syndication Agent, and First Union National Bank, as
             Documentation Agent, dated as of January 21, 2000

 Exhibit No. Description
 ----------- -----------
     4.10    $675,000,000 Term Loan Credit Agreement by and among Arch Western
             Resources LLC, the Banks party thereto, PNC Bank, National
             Association, as Administrative Agent, Morgan Guaranty Trust
             Company of New York, as Syndication Agent, and NationsBank N.A.,
             as Documentation Agent dated as of June 1, 1998 (incorporated herein by reference to Exhibit 4.2 of the Company's Current Report on Form 8-K filed June 15, 1998)

     4.11    Omnibus Amendment Agreement dated as of June 1, 1998 in respect to
             Arch Coal Trust No. 1998-1, Parent Guaranty and Suretyship
             Agreement, Lease Intended as Security, Subsidiary Guaranty and
             Suretyship Agreement, each dated as of January 15, 1998, among Apogee Coal Company, Cateneray Coal Company, Hobet Mining, Inc.,
             Arch Coal, Inc., Great-West Life & Annuity Insurance Company, Bank of Montreal, Barclays Bank, PLC, First Union National Bank, BA
             Leasing and Capital Corporation, First Security Bank, National
             Association, Arch Coal Sales Company, Inc., Ark Land Company and
             Mingo Logan Coal Company (incorporated herein by reference to
             Exhibit 4.3 of the Company's Current Report on Form 8-K filed June
             15, 1998)

     4.12 Lease intended as Security dated as of January 15, 1998, among Apogee Coal Company, Catenary Coal Company and Hobet Mining, Inc., as Lessees; The First Security Bank, National Association, as
             Lessor, and the Certificate Purchasers named therein (incorporated herein by reference to Exhibit 4.5 of the Company's Annual Report on Form 10-K for the year ended December 31, 1997)

     4.13    Form of Rights Agreement, dated March 3, 2000, between Arch Coal,
             Inc. and First Chicago Trust Company of New York, as Rights Agent
             (incorporated herein by reference to Exhibit 1 to a current report on Form 8-A filed on March 9, 2000)

    *4.14    Form of Warrant Agreement for Debt Securities

    *4.15    Form of Warrant Certificate for Debt Securities

    *4.16    Form of Warrant Agreement for Preferred Stock

    *4.17    Form of Warrant Certificate for Common Stock

    *4.18    Form of Warrant Agreement for Common Stock

    *4.19    Form of Warrant Certificate for Common Stock

    *4.20    Form of Deposit Agreement for Depositary Shares

    *4.21    Form of Depositary Receipt

    *4.22 Form of Certificate of Common Stock, par value $.01 per share, of Arch Coal

   *4.23     Form of Indenture for Senior Debt

   *4.24     Form of Indenture for Subordinated Debt

    +5.1     Opinion of Robert G. Jones

   +12.1     Computation of Ratios of Earnings to Fixed Charges

   +23.1     Consent of Ernst & Young LLP

    23.2     Consent of Robert G. Jones (included as part of Exhibit 5.1)

   +24.1     Power of Attorney

   *25.1     Form T-1 Statement of Eligibility and Qualification of the Senior
             Debt Indenture Trustee

 Exhibit No. Description
 ----------- -----------
    *25.2    Form T-1 Statement of Eligibility and Qualification of the
             Subordinated Senior Debt Indenture Trustee

--------
* To be filed either by amendment to the Registration Statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

+ Filed herewith.